UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 4, 2022
SPECTRUM PHARMACEUTICALS INC
(Exact name of registrant as specified in its charter)

Delaware	001-35006	93-0979187
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11500 South Eastern Avenue	Suite 220	Henderson	Nevada	89052
(Address of principal executive offices)				(Zip Code)
Registrant’s telephone number, including area code: (702) 835-6300
Not Applicable
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SPPI	The NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On May 4, 2022, the Board of Directors (the “Board”) of Spectrum Pharmaceuticals, Inc. (the “Company”) appointed Ms. Brittany K. Bradrick to serve as a member of the Board.

Ms. Bradrick has over 25 years of experience across investment banking, pharmaceuticals, and biotechnology sectors. Since October 2021, Ms. Bradrick has served as Chief Financial Officer at Neurelis, Inc., a privately held neuroscience company created to address unmet needs of epilepsy and other rare central nervous system disorders. From June 2020 to February 2021, she served as Chief Financial Officer and from February 2021 to September 2021, she served as Chief Operating Officer and Chief Financial Officer at ViaCyte Inc., a private regenerative medicine company developing diabetes cell replacement therapies. In this role, she led the finance, legal, investor relations, business development and human resource functions. From September 2016 to May 2020, she served as Vice President, Strategy and Corporate Development at Insulet Corporation, a diabetes focused medical device company, where she headed global strategy, alliance management, competitive intelligence and venture investment functions. From September 2010 to September 2016, Ms. Bradrick worked at Abbott Laboratories (“Abbott”) as Director, Business Development and Alliance Management in diabetes care. Prior to joining Abbott, Ms. Bradrick spent 10 years in investment banking for the life science industry with Piper Jaffray, Viant Capital, Credit Suisse and Chase Securities.

There are no arrangements or understandings between Ms. Bradrick and any other persons pursuant to which she was elected to serve on the Board, and there are no transactions in which Ms. Bradrick has an interest requiring disclosure under Item 404(a) of Regulation S-K. The Board has determined that Ms. Bradrick is an independent director in accordance with the listing requirements of the Nasdaq Global Select Market.

Ms. Bradrick will serve an initial term of less than 60 days expiring at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 21, 2022. Additionally, the Board has nominated Ms. Bradrick for election to the Board at the Annual Meeting.

Ms. Bradrick shall receive fees, compensation and equity awards in accordance with the terms of the Company’s compensation policy for directors, which was described in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 27, 2022, the terms of which are incorporated by reference herein. In connection with the appointment of Ms. Bradrick to the Board, she also is expected to enter into the Company’s standard form of indemnification agreement providing for indemnification and advancement of expenses, the form of which was filed as Exhibit 10.11 to the Company’s Annual Report on Form 10-K, filed with the SEC on March 2, 2020.

The Company issued a press release regarding the appointment of Ms. Bradrick as a director of the Company which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Appointment of Interim Principal Financial Officer

On May 4, 2022, Thomas J. Riga was appointed to serve as the Company’s Interim Principal Financial Officer. Mr. Riga will continue to serve as the President and Chief Executive Officer of the Company, which position he has held since December 2021. There will be no change in Mr. Riga’s current compensation as President and Chief Executive Officer a result of his assumption of the additional role of Interim Principal Financial Officer.

Mr. Riga, 46, has served as the Company’s President and Chief Executive Officer since December 2021, as Chief Operating Officer since December 2017, as Executive Vice President, Chief Commercial Officer and Head of Business Development since May 2017 and as Senior Vice President and Chief Commercial

Officer since August 2014. From July 2013 to August 2014, he served as the Vice President, Corporate Accounts. Mr. Riga has over 20 years of pharmaceutical leadership experience. He has management experience in various positions at Wyeth Ayerst Pharmaceuticals, Eli Lilly and Company, Amgen and Dendreon Pharmaceuticals, LLC. Throughout his career he has successfully integrated leadership and strategy to create meaningful value. His executive leadership experience spans across operations, business development, sales, marketing, Six Sigma (black belt), manufacturing, and corporate accounts. Mr. Riga received his B.S. in Biology and Chemistry from St Lawrence University in Canton, New York, and is certified by UCLA’s Anderson School of Business as an accredited public company director.

The selection of Mr. Riga to serve as Interim Principal Financial Officer of the Company was not made pursuant to any arrangement or understanding with any other person. There are no family relationships between Mr. Riga and any other director or executive officer of the Company and Mr. Riga does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

99.1 Press Release, dated May 5, 2022.
104 The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRUM PHARMACEUTICALS, INC.

Date:	May 5, 2022	By:	/s/ Keith M. McGahan
Keith M. McGahan Executive Vice President, Chief Legal Officer and Secretary